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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                STATE OF CORPORATE
NAME                                               INCORPORATION                         % Owned
----                                               -------------                         -------

Advanced Medical Imaging Center, Inc.                 Delaware                           100.00%
Affiliated Medical Imaging Network, Inc.              California                         100.00%
AH Imaging Center, Inc.                               Delaware                           100.00%
Community Radiology of Virginia Inc.                  Virginia                           100.00%
Computerized Medical Imaging Center Inc.              Delaware                            56.90%
DI Imaging Center Inc.                                Delaware                           100.00%
FCA of Van Nuys, Inc.                                 Delaware                           100.00%
Future Care Affiliates, Inc.                          Delaware                           100.00%
Heights Imaging Center Inc.                           Delaware                           100.00%
Kaley Imaging, Inc.                                   Florida                            100.00%
Laborde Diagnostic Inc.                               Louisiana                           80.00%
LB Imaging Center, Inc.                               Delaware                           100.00%
Medical Marketing Development, Inc.                   New York                           100.00%
Medical Imaging Centers of America, Inc.              California                         100.00%
Medical Imaging Equipment Leasing, Inc.               Florida                            100.00%
MediTek-Broward, Inc.                                 Florida                            100.00%
MediTek-Chatham Industries, Inc.                      Florida                            100.00%
MediTek-HE, Inc.                                      Florida                            100.00%
MediTek-ICOT, Inc.                                    Florida                            100.00%
MediTek-Newark, Inc.                                  Florida                            100.00%
MediTek-Palm Beach Gardens, Inc.                      Florida                            100.00%
MediTek-Palms, Inc.                                   Florida                            100.00%
MediTek-Premier North, Inc.                           Florida                            100.00%
MediTek-Premier, Inc.                                 Florida                            100.00%
MediTek-Sun Coast, Inc.                               Florida                            100.00%
MediTek Gwinnet, Inc.                                 Florida                            100.00%
MediTek Health Care Management, Inc.                  Florida                            100.00%
MediTek Health Corporation                            Florida                            100.00%
MediTek Industries, Inc.                              Florida                            100.00%
MICA FLO I, Inc.                                      California                         100.00%
MICA Imaging, Inc.                                    Illinois                           100.00%
MICA OR I, Inc.                                       California                         100.00%
MICA Pacific, Inc.                                    California                         100.00%
Modesto Imaging Center Inc.                           Delaware                           100.00%
Owner Diagnostics, Inc.                               California                          67.53%
San Francisco Magnetic Resonance Center, Inc.         Delaware                           100.00%
Santa Fe Imaging Center Inc.                          Delaware                           100.00%
South Coast Radiologists, A Corporation               Oregon                             100.00%
USD Dayton Inc.                                       Delaware                           100.00%
MICA CAL III, Inc.                                    California                         100.00%
MICA CAL IV, Inc.                                     California                         100.00%
MICA CAL I, Inc.                                      California                         100.00%
MediTek-Wellington Corp.                              Florida                            100.00%
MICA CAL VII, Inc.                                    California                         100.00%
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
                                                          STATE OF CORPORATE
NAME                                                         INCORPORATION              % OWNED
----                                                         -------------              -------

MediTek-Winter Park, Inc.                                      Florida                    100.00%
Orange Park Diagnostic Center, Inc.                            Delaware                   100.00%
Fremont Imaging Center, Inc. (f/k/a FCA Management, Inc.)      Delaware                   100.00%
USDL Pittsburgh, Inc.                                          Delaware                   100.00%
Salisbury Imaging Inc.                                         Florida                    100.00%
Westlake Diagnostic Center, Inc.                               California                 100.00%
Bridgeton MRI Center, Inc.                                     Missouri                   100.00%
Kirkwood MRI Center, Inc.                                      Missouri                   100.00%
Las Vegas Diagnostic Center, Inc.                              Delaware                   100.00%
Southern Diagnostics, Inc.                                     Louisiana                   80.00%
Vermilion Valley Ventures, Inc.                                Louisiana                   80.00%
USD Carrollwood, Inc.                                          Delaware                   100.00%
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